Exhibit 99.2

                FEDERATED DEPARTMENT STORES, INC.

              Consolidated Statements of Cash Flows
                           (Unaudited)

                           (millions)
                                             39 Weeks Ended     39 Weeks Ended
                                            October 30, 1999   October 31, 1998
 Cash flows from operating activities:
 Net income                                      $    347           $    254
 Adjustments to reconcile net income to
  net cash provided by operating activities:
   Depreciation and amortization                      493                448
   Amortization of intangible assets                   57                 20
   Amortization of financing costs                      5                  6
   Amortization of unearned restricted stock            1                  1
   Loss on early extinguishment of debt                 -                 23
   Changes in assets and liabilities:
      Decrease in accounts receivable                 109                335
      Increase in merchandise inventories          (1,317)            (1,083)
      Increase in supplies and prepaid expenses       (67)                (5)
      Increase in other assets not separately
       identified                                     (18)               (13)
Increase in accounts payable and accrued
       liabilities not separately identified          741                443
      Decrease in current income taxes                (64)               (51)
      Increase in deferred income taxes                17                 38
      Increase (decrease) in other liabilities
       not separately identified                        3                 (7)
       Net cash provided by operating activities      307                409

Cash flows from investing activities:
 Acquisition of Fingerhut Companies, Inc.,
  net of cash acquired                             (1,539)                 -
 Purchase of property and equipment                  (470)              (377)
 Capitalized software                                 (34)                 -
 Investments in affiliated companies                  (90)                 -
 Disposition of property and equipment                 32                 28
 Decrease in notes receivable                           -                200
       Net cash used by investing activities       (2,101)              (149)

Cash flows from financing activities:
 Debt issued                                        2,055                650
 Financing costs                                      (10)                 -
 Debt repaid                                         (158)              (563)
 Increase in outstanding checks                       140                162
 Acquisition of treasury stock                          -               (531)
 Issuance of common stock                              55                 44
       Net cash provided (used) by
        financing activities                        2,082               (238)


                FEDERATED DEPARTMENT STORES, INC.

              Consolidated Statements of Cash Flows
                           (Unaudited)

                           (millions)
                                             39 Weeks Ended     39 Weeks Ended
                                            October 30, 1999   October 31, 1998

 Net increase in cash                            $    288           $     22
 Cash at beginning of period                          307                142

 Cash at end of period                           $    595           $    164

Supplemental cash flow information:
  Interest paid                                  $    259           $    235
  Interest received                                     8                 13
  Income taxes paid (net of refunds received)         278                206
  Schedule of noncash investing and
   financing activities:
   Debt assumed in acquisition                        125                  -
   Equity issued in acquisition                        12                  -
   Consolidation of net assets and debt of
     previously unconsolidated subsidiary           1,132                  -
   Conversion of long-term debt to common stock         -                344